UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2024
CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34611	20-2745790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

561 276-2239
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELH	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2024, Jim Lee resigned from the Board of Directors (the “Board”) of Celsius Holdings, Inc., a Nevada corporation (the “Company”). Mr. Lee, whose term as a director was to expire at the Company’s 2025 annual meeting of stockholders, was elected to serve on the Board pursuant to an agreement between the Company and PepsiCo whereby PepsiCo currently has the right to designate one nominee to the Board. Mr. Lee’s resignation from the Board was in connection with his departure from PepsiCo and was not due to any disagreement with the Company. Mr. Lee’s board seat will remain vacant until PepsiCo nominates a successor candidate.

On September 18, 2024, the Board appointed Hans Melotte, age 57, as a director to fill the vacancy on the Board created by the previously reported departure of Mr. Alexandre Ruberti. The Board additionally appointed Mr. Melotte to serve on the Board’s Audit and Enterprise Risk Committee and Human Resources and Compensation Committee. Mr. Melotte’s term on the Board commenced on September 18, 2024 and expires at the Company’s 2025 annual meeting of stockholders.

Mr. Melotte has more than 30 years of operating experience at some of the world’s largest consumer goods companies. He most recently held executive roles at Starbucks, including as President of Starbucks’ Global Channel Development business. Prior to Starbucks, Mr. Melotte spent 20 years at Johnson & Johnson across Europe and the United States, including serving as Chief Procurement Officer. Mr. Melotte also serves on the boards of directors at Revlon, Cartamundi and Pendulum Systems.

Mr. Melotte will participate in the Company’s standard non-management director compensation arrangements described in the section entitled “Director Compensation” that is included in the Company’s 2024 Proxy Statement filed with the Securities and Exchange Commission on April 12, 2024.

There are no arrangements or understandings between either Mr. Melotte, on the one hand, and any other person, on the other hand, pursuant to which he was appointed to the Board. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Melotte was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: September 19, 2024	By:	/s/ Richard Mattessich
Richard Mattessich, Chief Legal Officer